As filed with the Securities and Exchange Commission on June 27, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WASTE MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	73-1309529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1001 Fannin Street
Suite 4000
Houston, Texas 77001
(713) 512-6200
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

WASTE MANAGEMENT, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full titles of the Plans)

Rick L Wittenbraker
Waste Management, Inc.
1001 Fannin Street
Suite 4000
Houston, Texas 77002
(713) 512-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price per	aggregate offering	registration fee
to be registered	Registered (1)	share (1)(2)	price (1)(3)	(1)(3)
Common Stock, par value $0.01 per share	2,500,000	$34.315	$85,787,500	$9,179.26

(1)	The Registrant previously filed a registration statement on Form S-8 to register the issuance of shares pursuant to the Waste Management, Inc. Employee Stock Purchase Plan (the “Plan”) on June 18, 2003, Registration No. 333-106223 (the “Old S-8”). The Old S-8 registered the issuance of up to 2,089,266 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Plan. There are currently 165,086 shares of Common Stock registered for issuance under the Old S-8 that have not been issued. The Section 10(a) prospectus relating to the 2,500,000 shares registered under this Registration Statement also relates to the Old S-8.

(2)	Represents the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 20, 2006.

(3)	Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the average of the high and low prices of Common Stock as reported on the New York Stock Exchange on June 20, 2006.

EXPLANATORY STATEMENT
     In accordance with the principles set forth under General Instruction E of Form S-8 under the Securities Act of 1933, as amended, the Registrant has filed this registration statement on Form S-8 to register the issuance of an additional 2,500,000 shares of Common Stock pursuant to the Waste Management, Inc. Employee Stock Purchase Plan (the “Plan”). The contents of the Registration Statement on Form S-8 (Registration No. 333-106223) filed by the Registrant with the Securities and Exchange Commission on June 18, 2003 are incorporated herein by reference.
     Upon this registration statement’s effectiveness, there will be 2,665,086 shares of Common Stock registered for issuance under the Plan.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated by reference into this Registration Statement:
(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 1, 1993, as amended on Form 8-B filed with the Commission on July 13, 1995.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.
     Not applicable.

Item 5.	Interests of Named Experts and Counsel.
     Not applicable.

Item 6.	Indemnification of Directors and Officers.
     The Certificate of Incorporation (the “Charter”) and the Bylaws of the Registrant provide in effect that the Registrant shall indemnify its directors, officers, employees and agents (as well as persons serving as a director, officer, employee or agent of any of the Registrant’s direct or indirect subsidiaries) to the extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). Sections 102 and 145 of the DGCL provide that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances, as described below.
     In accordance with Section 102 of the DGCL, the Registrant’s Charter contains a provision that eliminates the personal liability of directors of the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the Registrant or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit.
     Pursuant to Subsection (a) of Section 145 of the DGCL, the Registrant’s Bylaws provide that the Registrant shall indemnify any director, officer, employee or agent, or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), against expenses

(including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.
     Pursuant to Subsection (b) of Section 145 of the DGCL, the Registrant’s Bylaws provide that the Registrant shall indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney’s fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with the investigation, preparation to defend or defense of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery (or such other court in which such action or suit has been brought) shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     The Registrant’s Bylaws further provide that, to the extent that a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Any person seeking indemnification as described above shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The indemnification provided by Section 145 of the DGCL shall not be exclusive of any other rights to which the party seeking indemnification may be entitled.
     Section 145 of the DGCL also provides that a corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL. The Registrant has purchased certain liability insurance for its officers and directors.
     The Registrant has entered into indemnification agreements with its directors and certain of its executive officers and certain of its executive officers’ employment agreements contain indemnification provisions. Such agreements and provisions generally provide that such persons will be indemnified and held harmless to the fullest extent of Delaware law.

Item 7.	Exemption from Registration Claimed.
     Not applicable.

Item 8.	Exhibits.
     The following exhibits are filed as part of this Registration Statement:

4.1	-	Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2002).

4.2	-	Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).

4.3	-	Waste Management, Inc. Employee Stock Purchase Plan.

5.1	-	Opinion of John S. Tsai with respect to the legality of the securities.

23.1	-	Consent of Ernst & Young LLP.

23.2	-	Consent of John S. Tsai (included in Exhibit 5.1).

24.1	-	Powers of Attorney (included on the signature page of this Registration Statement).

Item 9.	Undertakings.
     (a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY
     Know all men by these presents, that each person whose signature appears below constitutes and appoints David P. Steiner, Robert G. Simpson and Rick L Wittenbraker, and each of them, each of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- or post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 27th day of June, 2006.

WASTE MANAGEMENT, INC.

/s/ David P. Steiner

By:	David P. Steiner Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 27th day of June, 2006.

Signature	Title

/s/ David P. Steiner David P. Steiner	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert G. Simpson Robert G. Simpson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Greg A. Robertson Greg A. Robertson	Vice President and Chief Accounting Officer (Principal Accounting Officer)

Signature	Title

/s/ Pastora San Juan Cafferty Pastora San Juan Cafferty	Director

/s/ Frank M. Clark, Jr. Frank M. Clark, Jr.	Director

/s/ Thomas I. Morgan Thomas I. Morgan	Director

/s/ John C. Pope John C. Pope	Director

/s/ W. Robert Reum W. Robert Reum	Director

Steven G. Rothmeier	Director

/s/ Thomas H. Weidemeyer Thomas H. Weidemeyer	Director

INDEX TO EXHIBITS

4.1	-	Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2002).

4.2	-	Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).

4.3	-	Waste Management, Inc. Employee Stock Purchase Plan.

5.1	-	Opinion of John S. Tsai with respect to the legality of the securities.

23.1	-	Consent of Ernst & Young LLP.

23.2	-	Consent of John S. Tsai (included in Exhibit 5.1).

24.1	-	Powers of Attorney (included on the signature page of this Registration Statement).